                                                                    EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CTS Corporation of our report dated January 27, 1997, which appears on page 19 of the CTS Corporation 1996 Annual Report which is incorporated by reference in its Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Price Waterhouse LLP

                                          Chicago, Illinois

                                          August 29, 1997